Exhibit 4.3

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE, dated as of October 30, 2015 (this “Supplemental Indenture”), is by and among IAC/InterActiveCorp, a Delaware corporation (the “Issuer”), Computershare Trust Company, N.A., as trustee (the “Trustee”) and the Guarantors executing this Supplemental Indenture.

WHEREAS, the Issuer, the Guarantors and the Trustee are party to that certain Indenture, dated as of December 21, 2012 (as amended, supplemented or otherwise modified on or prior to the date hereof, the “Indenture”), providing for the issuance of 4.75% Senior Notes due 2022 (the “Notes”);

WHEREAS, Section 8.02 of the Indenture provides that the Indenture may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for the Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”), subject to certain exceptions specified in Section 8.02 of the Indenture;

WHEREAS, Match Group, Inc., a Delaware corporation (“Match”) and a wholly owned subsidiary of the Issuer, has solicited consents (the “Consent Solicitation”) from eligible Holders of the Notes to certain proposed amendments to the Indenture as set forth herein (the “Proposed Amendments”), pursuant to the terms of Match’s Offering Memorandum and Consent Solicitation Statement dated October 16, 2015 (the “Offering Memorandum”);

WHEREAS, pursuant to the Consent Solicitation, the Requisite Consents for the adoption of the Proposed Amendments have been obtained, and entry into this Supplemental Indenture is permitted by the Indenture and all other conditions precedent provided under the Indenture to enable the Issuer and the Trustee to enter into this Supplemental Indenture have been satisfied and complied with, all as certified by an Officer’s Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture;

WHEREAS, the Issuer desires and has requested the Trustee to join with it in entering into this Supplemental Indenture for the purpose of amending the Indenture to adopt the Proposed Amendments as permitted by Section 8.02 of the Indenture; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by a Board Resolution;

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

SECTION 1.                         Capitalized Terms.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2.                         Amendments to the Indenture.  Subject to Section 5 below, the Indenture is hereby amended by deleting the following sections of the Indenture in their entirety:

Section 4.06                                                     (Limitations on Incurrence of Indebtedness)

Section 4.07                                                     (Limitations on Restricted Payments)

Section 4.08                                                     (Limitations on Asset Sales)

Section 4.09                                                     (Limitations on Transactions with Affiliates)

Section 4.10                                                     (Limitations on Liens)

Section 4.11                                                     (Additional Note Guarantees)

Section 4.12                                                     (Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries)

Section 4.13                                                     (Limitations on Designation of Unrestricted Subsidiaries)

Section 4.18                                                     (Existence)

Section 4.20                                                     (Change of Control Offer)

Section 4.21                                                     (Suspension Event)

Section 5.01                                                     (Limitations on Mergers, Consolidations, etc.)

Sections 6.01(3),

(4), (5) and (6)                                          (Events of Default)

Any and all references to any Sections of the Indenture which are deleted by any Section of this Supplemental Indenture and any and all obligations thereunder related solely to such deleted Sections throughout the Indenture are of no further force or effect.  Any and all terms defined in the Indenture which are used in any Sections of the Indenture which are deleted by any Section of this Supplemental Indenture and which are not otherwise used in any other Section of the Indenture not affected by this Supplemental Indenture are hereby deleted.

SECTION 3.                               Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 4.                         Successors.  All agreements by the parties in this Supplemental Indenture shall bind their respective successors.

SECTION 5.                         Effectiveness.  This Supplemental Indenture shall become effective upon execution hereof, provided, however, that the provisions of Section 2 of this Supplemental Indenture shall only become effective at the time that Match shall have accepted and exchanged and/or paid for the Notes validly tendered and not validly withdrawn, and representing at least the Requisite Consents, in the exchange offer contemplated by the Offering Memorandum on the Early Settlement Date (as defined in the Offering Memorandum) or the Final Settlement Date (as defined in the Offering Memorandum), as applicable.  The Issuer will deliver written confirmation to the Trustee upon the satisfaction of the conditions set forth in this Section 5.

SECTION 6.                         Endorsement and Change of Form of Notes.  Any Notes authenticated and delivered after the close of business on the date that the provisions of Section 2 of this

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Supplemental Indenture become effective may be affixed to, stamped, imprinted or otherwise legended by the Trustee, with a notation as follows:

“Effective as of [          ], 2015, substantially all of the restrictive covenants in the Indenture have been eliminated and certain of the Events of Default and certain other provisions have been eliminated or modified, as provided in the Supplemental Indenture, dated as of October 30, 2015.  Reference is hereby made to said Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

SECTION 7.                               Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  Subject to Section 11.01 of the Indenture, in the case of conflict between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

SECTION 8.                         Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.                         Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.                  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture.

SECTION 11.                  Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Issuer and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

IAC/InterActiveCorp

By:	/s/ Joanne Hawkins
Name: Joanne Hawkins
Title: Sr. VP, Deputy General Counsel and Assistant Secretary

[Signature Page to Supplemental Indenture - 2022]

ABOUT, INC.
APN, LLC
AQUA ACQUISITION HOLDINGS, LLC
CITYGRID MEDIA, LLC
CONSUMERSEARCH, INC.
DICTIONARY.COM, LLC
HIGHER EDGE MARKETING SERVICES, INC.
HOMEADVISOR, INC.
HTRF VENTURES, LLC
HUMOR RAINBOW, INC.
IAC FALCON HOLDINGS, LLC
IAC SEARCH & MEDIA BRANDS, INC.
IAC SEARCH & MEDIA, INC.
IAC SEARCH, LLC
INVESTOPEDIA LLC
MATCH GROUP, LLC
MATCH.COM INTERNATIONAL
HOLDINGS, INC.
MATCH GROUP, INC.
MATCH.COM, L.L.C.
MINDSPARK INTERACTIVE NETWORK, INC.
MOJO ACQUISITION CORP.
PEOPLE MEDIA, INC.
PEOPLE MEDIA, LLC
SHOEBUY.COM, INC.
TINDER, INC.
TPR EDUCATION HOLDINGS, INC.
TPR EDUCATION IP HOLDINGS, LLC
TPR EDUCATION OFFSHORE
HOLDINGS, LLC
TPR EDUCATION WORLDWIDE, LLC
TPR EDUCATION, LLC
TUTOR.COM, INC.
VIMEO, LLC

By:	/s/ Joanne Hawkins
Name: Joanne Hawkins
Title: Authorized Person

[Signature Page to Supplemental Indenture - 2022]

Computershare Trust Company, N.A.

By:	/s/ John M. Wahl
Name: John M. Wahl
Title: Corporate Trust Officer

[Signature Page to Supplemental Indenture - 2022]